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                           Consulting Agreement


This Consultation Agreement (the "Agreement") is entered into in Contra Costa County, California, as of the first day of January, 1997, by and between Finet Holdings Corporation ("Finet"), a Delaware corporation, and James Umphryes ("Consultant"), who agree as follows:

1.   Description of Services

  Consultant shall provide such consulting services as shall be requested from time to time during the Consultation Period by James W. Noack, President of Finet's Monument Mortgage, Inc., ("MMI") subsidiary, and for such other consulting assignments as may be agreed upon in writing between Consultant and Finet. Consulting services shall be provided from Consultant's place of business, currently in Walnut Creek and from such other location as may be agreed upon by Consultant and Finet from time to time.

2.   Term of Consultation

  The Consulting Period shall be for an initial fixed term of three years commencing January 1, 1997 and concluding on December 31, 1999.
  Thereafter, the Consulting Period may be extended and altered upon mutual agreement of the parties.

3.   Competitive activities

  During the Consulting Period, Consultant shall not actively participate in any business directly in competition with MMI without the prior consent of MMI. Permission for any activity which is not harmful to MMI shall not be unreasonably withheld.

4.   Compensation

  As compensation for the services to be rendered by Consultant hereunder during the Consulting Period, Finet shall cause MMI to pay Consultant $15,000 per month. Consultant shall be paid once each month, in advance.

5.   Expenses

  Finet shall cause MMI to reimburse Consultant, upon submission of documentation in accordance with MMI's usual policy for consultants, for reasonable business expenses incurred on behalf of MMI by Consultant. Consultant agrees not to incur any expenses in excess of $100 without prior approval from MMI.

6.   Confidential Information

  a.Consultant recognizes that, during the course of this Consultation
     Period and as a direct result of his consultation work, MMI will cause him to be exposed to certain nonpublic, confidential information, the disclosure of which to third parties would cause competitive injury to MMI. Such confidential information includes but is not limited to MMI's investment plans or strategies, trade secrets, sources of supply, customer lists, lists of potential customers, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, unannounced products and services, research and development activities, processes, formulas, methods, techniques, technical data, know-how, inventions, designs, financial or accounting data, inventory reports, production schedules, cost and sales data, strategies, forecasts, and all other information not publicly available pertaining to the business of Employer or any of its affiliates. Such information is hereinafter referred to as Confidential Information.
  b.Confidential information shall not include (i) any information which is or becomes publicly available other than through breach of this Agreement, or (ii) any information which is or becomes known or available to Consultant on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Consultant.
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  c.Consultant agrees that he will not divulge Confidential Information to any person, directly or indirectly, except to MMI or its officers and agents, or as reasonably required in connection with his duties on behalf of MMI. During the Consultation Period, Consultant further agrees not to use except on behalf of MMI, any Confidential Information acquired by Consultant.

7.   Voice Mail and Electronic Mail

  All voice mail and electronic mail on MMI's telephone or computer systems are the property of MMI and shall be non-personal, non-private and non-privileged to consultant, and upon request Consultant shall disclose to MMI all codes and passwords necessary for MMI to access such voice mail and electronic mail.

8.   Cooperation

  As a condition of his Consulting Agreement, Consultant agrees that he will not disrupt, damage, impair or interfere with the business of MMI, such as by interfering with the duties of MMI's employees, disrupting relationships with MMI's customers, agents, representatives, or vendors, or otherwise.

9.   Termination

  a.Employer may terminate this Agreement immediately upon written notice to Consultant prior to its expiration date only for just cause. For Purposes of this section, "just cause" is limited to convictions of fraud or grand theft, or drunkenness or use of illegal narcotics on MMI's premises, or for physical assault of anyone or any damage to property on MMI's premises.
  b.In the event of termination pursuant to this paragraph, Consultant agrees that he will return to MMI all records, papers and computer software and data, and any copies thereof relating to the Confidential Information. Consultant acknowledges that all such papers, records, computer software and data, or copies therof are and remain the property of MMI.
  c.At the time of termination pursuant to this paragraph, MMI will conduct an exit interview wherein Consultant will certify that he has returned to MMI all tangible Confidential Information disclosed to him.

10.  Assignment

  The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, as MMI has specifically contracted for Consultant's services, Consultant may not assign or delegate his obligations under this agreement either in whole or part without the prior written consent of MMI except tht Consultant may assign this contract to a not yet formed corporation, partnership or other entity in which Consultant chooses to organize his post employment activities. MMI may assign its rights and obligations to a successor in interest to MMI, provided such successor assumes all obligations and liabilities hereunder.

11.  Severability of Provisions

  In the event any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision, or by its severance here from, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such legal, invalid or unenforceable provision as may be possible.

12.  Injunctive relief

  Consultant acknowledges that the breach of a covenant contained in
  Section 3 and/or Section 6 of this Agreement may cause irreparable damage to employer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Consultant acknowledges that the breach of a covenant contained in Section 3 and/or Section 6 of this Agreement, in addition to any other remedy that may be available at law or in equity, Employer shall be entitled to specific performance and injunctive relief.
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13.  Arbitration

  All claims and controversies of any kind relating to this Agreement shall be finally settled by binding arbitration before a single arbitrator in Walnut Creek, CA, in accordance with the rules then in effect from the American Arbitration Association. All parties to this Agreement shall be bound by the decision in any such arbitration, and judgment upon such arbitration may be entered by any court of proper jurisdiction. Attorney's fees and costs shall be allocated by the arbitrator in arbitration.

14.  Notices

  Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by certified mail (postage prepaid and return receipt requested). Or sent by reputable overnight courier service, to the recipient at the address below indicated:

  To Consultant:      James A. Umphryes
                      3741 Waterford Lane
                      Walnut Creek, CA 94598

  To MMI and Finet:   Board of Directors
                      Finet Holdings Corporation
                      3021 Citrus Circle, #150
                      Walnut Creek, CA 94598

  or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent, or if mailed, five days after so mailed.

15.  Entire Agreement:  Amendment and Waivers:

  This agreement and any other agreement or document referred to herein constitute the complete final and exclusive statement of the agreement among the parties pertaining to the Consultation Agreement, and supersede all prior agreement, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. the parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written.

16.  Choice of Law

The rights and duties of the parties will be governed by the laws of the State of California, excluding any choice-or-law rules tht would require the application of laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to duly executed as of the day and year first above written.

Finet Holdings Corporation                   Consultant

By:  /s/  L. Daniel Rawitch                  By:  /s/  James A. Umphryes
Its:      C.E.O